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Exhibit 5.1

[Thompson & Knight LLP Letterhead]

April 6, 2006

PRIVILEGED AND CONFIDENTIAL

Stroud Energy, Inc.
801 Cherry Street
Suite 3800
Fort Worth, Texas 76102

Ladies and Gentlemen:

        We have acted as counsel for Stroud Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the resale of an aggregate of 10,810,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares may be sold from time to time by certain selling stockholders of the Company.

        In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Company's certificate of incorporation, the Company's bylaws and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

        Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (i) the Shares have been lawfully and duly authorized and (ii) the Shares have been validly issued and are fully paid and nonassessable.

        We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim, any obligation to advise the Company or anyone else of any change in any matter set forth herein.

        We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel who will pass upon the legal validity of the Shares; and (b) to the filing of this opinion as an exhibit to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

        This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purposes.

                      Sincerely,

                      /s/ Thompson & Knight LLP

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  Exhibit 5.1